Exhibit 10.2

THE INDEBTEDNESS EVIDENCED BY THIS DOCUMENT IS SUBORDINATE TO THE INDEBTEDNESS OF THE MAKER (OR ANY SUCCESSOR THERETO) TO KEYBANK NATIONAL ASSOCIATION, AS AGENT, OR ANY OF ITS SUCCESSORS OR ASSIGNS, PURSUANT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF NOVEMBER 1, 2016, AS SUCH AGREEMENT MAY FROM TIME TO TIME BE AMENDED, RESTATED OR OTHERWISE MODIFIED (OR ANY SUCCESSOR AGREEMENT WHICH REPLACES AND REFERENCES SUCH AGREEMENT).

THE INDEBTEDNESS EVIDENCED BY THIS DOCUMENT IS SUBORDINATE TO THE INDEBTEDNESS OF THE MAKER (OR ANY SUCCESSOR THERETO) TO REGIONAL BRANDS INC., OR ANY OF ITS SUCCESSORS OR ASSIGNS, PURSUANT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF NOVEMBER 1, 2016, AS SUCH AGREEMENT MAY FROM TIME TO TIME BE AMENDED, RESTATED OR OTHERWISE MODIFIED (OR ANY SUCCESSOR AGREEMENT WHICH REPLACES AND REFERENCES SUCH AGREEMENT).

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

B.R. JOHNSON, LLC

SUBORDINATED PROMISSORY NOTE

Date of Issuance: November 1, 2016	$2,500,000.00

B.R. JOHNSON, LLC, a Delaware limited liability company (the “Company”), promises to pay to the order of B. R. JOHNSON, INC., a New York corporation (“Holder”), the principal amount of Two Million Five Hundred Thousand AND NO/100 Dollars ($2,500,000), together with interest thereon and/or added thereto, in each case calculated from the date hereof (the “Date of Issuance”) in accordance with the provisions of this Note.

1.        Payment of Interest. The Company shall pay to Holder all interest as follows:

(a)       the Company shall pay interest on the unpaid principal amount of this Note on the first day of each fiscal quarter (or, if any such day is not a Business Day (as defined in section 8 below), on the immediately succeeding Business Day), beginning with a payment on January 1, 2017 (each such date, an “Interest Payment Date”) at a rate of five and one quarter percent (5.25%) per annum, computed on the basis of a three hundred sixty (360) day year and the actual number of days elapsed in any year commencing on the date hereof; and

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(b)       upon the occurrence and during the continuance of an Event of Default (as defined in section 4.1 below), the unpaid principal balance of this Note and any due and unpaid interest shall bear interest at an annual rate (the “Default Rate”) equal to the rate otherwise in effect under subsection 1(a) plus two (2%) percentage points, payable upon demand in cash. On and after the Maturity Date (as defined in section 2(a)(ii) below), the unpaid principal balance of this Note and all accrued and unpaid interest thereon shall bear interest at the Default Rate, payable upon demand.

2.        Payment of Principal on Note.

(a)       Scheduled Payments.

(i)        Commencing November 1, 2018 and on the first day of each fiscal quarter thereafter, the Company shall pay the principal amount of this Note in equal installments of $62,500.00.

(ii)       The Company, upon the earlier of November 30, 2021 (“Maturity Date”) and acceleration of this Note pursuant to section 4.2 below shall pay the following: (i) the remaining outstanding principal amount of this Note and (ii) without duplication of any amounts paid pursuant to the immediately preceding clause (i), all accrued and unpaid interest thereon.

(b)      Optional Prepayments. The Company may, at any time and from time to time, voluntarily prepay all or any portion of the outstanding principal amount of this Note, without penalty or premium. In connection with each such voluntary prepayment of principal hereunder, the Company shall also pay all accrued and unpaid interest on the principal amount of this Note being prepaid.

(c)       Application of Prepayments of Loan. The Company shall give notice (which shall be irrevocable) to Holder of each prepayment pursuant to subsection 2(b) above not later than 12:00 noon, Buffalo, New York time, on the Business Day preceding the date of payment, specifying the aggregate principal amount of this Note to be prepaid and the payment date. Once any such notice has been given, the principal amount of this Note specified in such notice, together with interest on the amount of each such prepayment to the date of payment, shall become due and payable on such date of payment. Any such prepayment shall be applied to future unpaid installments in their inverse order and shall not first reduce the installments next falling due.

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3.        Replacement; Cancellation.

(a)       Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation, upon the surrender of this Note to the Company, the Company shall (at its expense) execute and deliver, in lieu thereof, a new Note representing the same rights represented by such lost, stolen, destroyed or mutilated Note and dated so that there will be no loss of interest on this Note.

(b)       Cancellation. After all principal, accrued interest and all other amounts at any time owed on this Note have been paid irrevocably in full, this Note shall be surrendered to the Company for cancellation.

4.        Events of Default, Acceleration and Remedies.

4.1       Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)       the Company fails to pay all or any portion of any amount due hereunder when the same becomes due and payable, whether at a stated payment date or by acceleration and such failure to timely pay continues uncured for a period of ten (10) days after the date such amount becomes due; or

(b)       the Company becomes insolvent or fails generally to pay its debts as they become due; or

(c)       the filing by the Company of a petition in bankruptcy or the Company institutes any action under federal or state law for the relief of debtors or seeks or consents to the appointment of an administrator, receiver, custodian or similar official for the winding up of its business (or has such a petition or action filed against it and such petition action or appointment is not dismissed or stayed within ninety (90) days); or

(d)       if any Governmental Authority of competent jurisdiction shall enter an order appointing, without consent of the Company, a custodian, receiver, trustee or other officer with similar powers with respect to the Company, or with respect to any substantial part of the Company’s property, or if an order for relief relating to the Company shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or if any petition for any such relief shall be filed against the Company and such petition shall not be dismissed or stayed within ninety (90) days; or

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(e)       the Company sells all or substantially all of its assets either in a single transaction or a series of related transactions; or

(f)       the owners of the Company as of the date hereof ceasing to own, directly or indirectly, in excess of 50.01% of the voting interests of Holder.

For purposes of this Note, the term “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

4.2       Acceleration. Upon the occurrence of:

(a)       any Event of Default under subsections 4.1(c) or 4.1(d), the unpaid principal balance of this Note and all accrued and unpaid interest thereon at that time outstanding automatically shall mature and become due, and

(b)       any other Event of Default, Holder, at any time, at its option, and without notice or demand, may declare this Note and all accrued and unpaid interest thereon, due and payable, whereupon such amounts immediately shall mature and become due and payable.

4.3       Remedies. Upon the occurrence of an Event of Default, Holder may, at its option: (i) declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance; or (ii) exercise any and all rights and remedies available to it at equity or law, by virtue of this Note, by statute or otherwise, including, without limitation, the right to collect from all sums due under this Note. The Company shall pay, jointly and severally, all costs and expenses incurred by or on behalf of Holder in connection with Holder's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees.

5.        Payments. All payments to be made to Holder shall be made in the lawful money of the United States of America in immediately available funds without setoff, counterclaim or deduction. Any payment received by Holder and its registered assigns after 4:00 p.m. (Buffalo, New York time) on any day, will be deemed to have been received on the next following Business Day. Notwithstanding the foregoing, Holder acknowledges that one or more payments may be made on this note as a setoff payment pursuant to the Section 10.02 (e) of that certain Asset Purchase Agreement dated the date hereof by and among the Company, the Holder and the other parties thereto.

6.        Place of Payment. Payments of principal, interest and other amounts shall be made by wire transfer of immediately available funds to the account referenced on Schedule A attached hereto or to such other account or to the attention of such other person as specified by prior written notice to the Company.

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7.        Waiver. The rights and remedies of Holder under this Note shall be cumulative and not alternative. No waiver by Holder of any right or remedy under this Note shall be effective unless in a writing signed by Holder. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Holder will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law: (i) no claim or right of Holder arising out of this Note can be discharged by Holder, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Holder; (ii) no waiver that may be given by Holder will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on the Company will be deemed to be a waiver of any obligation of the Company or of the right of Holder to take further action without notice or demand as provided in this Note. The Company hereby expressly waives presentment for payment, protest and demand and notice of protest, demand, dishonor, nonpayment, intent to accelerate and acceleration of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time before, at or after maturity, without affecting the liability of the Company.

8.        Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is not a Business Day, the payment shall be due and payable on, and the time period shall automatically be extended to, the next Business Day immediately following, and Interest shall continue to accrue at the required rate hereunder until any such payment is made. For purposes of this Note the term “Business Day” means any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in the State of New York.

9.        Governing Law. This Note shall be governed and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

10.      Authority. The Company represents and warrants that it has the full legal right, power and authority to execute and deliver this Note, and that this Note constitutes a valid, binding and enforceable obligation of it.

11.      Usury Laws. It is the intention of the Company and Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by Holder resulting from an Event of Default, voluntary prepayment by the Company or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of Holder either be rebated to the Company or constitute payment on account of the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Company. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or constitute payment on account of the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Company.

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12.      Successors and Assigns. This Note shall be binding upon the Company and upon its successors and assigns, and shall inure to the benefit of Holder and its successors and assigns; provided that this Note may not be assigned by the Company or the Holder without the prior written consent of the other party; provided, further, however, that the Holder may assign this Note to its shareholders in connection with the liquidation of the Company without the prior written consent of the Company.

13.      Severability. In the event that any provision of this Note is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any Governmental Authority, the validity, legality and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby, all of which shall remain in full force and effect, and the affected term or provision shall be modified to the minimum extent permitted by law so as to achieve most fully the intention of this Note.

14.      WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE. EACH PARTY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

15.      Forum Selection and Consent to Jurisdiction. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS NOTE SHALL AFFECT ANY RIGHT HOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE AGAINST EACH PARTY OR ITS PROPERTY IN THE COURTS OF ANY JURISDICTION. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE IN ANY COURT REFERRED TO ABOVE. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES HEREIN SECTION. NOTHING IN THIS NOTE WILL AFFECT THE RIGHT OF HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

- Remainder of Page Intentionally Left Blank; Signature Page Follows -

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[Signature Page to Seller Subordinated Promissory Note]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note on the Date of Issuance.

B.R. JOHNSON, LLC

By:	/s/ Justin M. Reich
Name:	Justin M. Reich
Title:	Manager

Accepted and Agreed this 1st day of November, 2016

B.R. JOHNSON, INC.

By:	/s/ William A. Harfosh
Name:	William A. Harfosh
Title:	President

Promissory Note –B.R. Johnson, Inc.

Schedule A

Account Name:
Account Number:
Bank:
ABA:
Reference:

Promissory Note –B.R. Johnson, Inc